Exhibit 23.1

                           ROBERT N. CLEMONS, CPA, PA
                                   PO BOX 1670
                           DELAND, FLORIDA 32721-1670

I consent to the use of my report  dated April 7, 2003,  my review  letter dated
August 12, 2003 and financial statements included in the prospectus for Cornerstone Ministries Investments, Inc. and the reference to me under the heading "Experts " in its registration statement on form SB-2.

/S/ ROBERT N. CLEMONS, CPA, PA                                   August 27, 2003
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    Robert N. Clemons, CPA, PA